UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2003 (October 8, 2003)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28536	74-2781950
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events and Regulation FD Disclosure

        On October 8, 2003, New Century Equity Holdings Corp. (“Company”) received a Nasdaq Staff Determination indicating the Company’s common stock will be delisted from the Nasdaq SmallCap Market at the opening of business on Friday, October 10, 2003. Accordingly, the last trading day for the Company’s common stock on the Nasdaq SmallCap Market will be Thursday, October 9, 2003. This delisting is the result of the Company’s failure to regain compliance with the minimum $1.00 closing bid price per share requirement as required by Nasdaq Marketplace Rule 4310(c)(4). This deficiency and potential delisting has been disclosed in numerous Company SEC filings and press releases issued since June 20, 2002.

        The Company’s common stock will be immediately eligible for quotation and trading on the Over-The-Counter Bulletin Board (OTCBB), effective with the open of business on Friday, October 10, 2003 and will continue to trade under the ticker symbol NCEH (or NCEH.OB on some Internet-based quotation services).

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit	Description

99.1	Press Release, dated October 8, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2003	NEW CENTURY EQUITY HOLDINGS CORP. By: /s/ DAVID P. TUSA —————————————— Name: David P. Tusa Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated October 8, 2003